Exhibit 99.1

Alaska Communications Reports Solid Second Quarter 2016 Results

-Posted Total Wireline Revenues of $56.3 million, a 2.8% increase-

-Reported Business and Wholesale Revenue growth of 8.6%-

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 4, 2016--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the second quarter of 2016.

“We are performing to our business plan, delivering consistent results in-line with our long-term directional guidance. For the second quarter 2016 compared to a year ago, revenue grew 2.8 percent for total wireline and 8.6 percent for business and wholesale. Revenue contribution from Business and Wholesale as a percentage of total wireline revenue has grown from 51.7 percent in the first quarter 2014 to 60.2 percent in the second quarter 2016, reflecting our steady progress as a fiber broadband and managed IT services focused company. With strong customer wins in the quarter, and investments in a flagship Business Technology Center, we remain confident in the growth opportunities ahead of us and look forward to reporting continued progress in upcoming quarters,” Anand Vadapalli, president and CEO of Alaska Communications, said.

Revenue Highlights: Second Quarter 2016 Compared to Second Quarter 2015

  Total Wireline revenues:
    Revenue increased to $56.3 million from $54.7 million, up 2.8 percent.
    Total broadband revenue reached $28.4 million from $26.2 million, up 8.4 percent.
  Business and wholesale:
    Comprised 60.2 percent of total wireline revenue.
    Revenue grew to $33.9 million from $31.2 million, up 8.6 percent.
    Broadband revenues reached $22.2 million from $19.6 million, up 13.2 percent.
  Consumer:
    Comprised 16.9 percent of total wireline revenue.
    Revenue was $9.5 million, down 6.4 percent from $10.1 million.
    Broadband revenue was $6.2 million, down 5.8 percent from $6.6 million.
  Regulatory:
    Comprised 22.9 percent of total wireline revenue.
    Revenue was $12.9 million, down 3.6 percent from $13.4 million.

Financial Metrics: Second Quarter 2016 compared to Second Quarter 2015 and Year to Date June 30, 2016

  Net income was $0.3 million, compared to a net loss of $4.9 million. Year to date net income was $0.4 million.
  Net cash provided by operating activities was $8.7 million, compared to net cash used of $9.6 million. Year to date cash provided by operating activities was $18.9 million.
  Capital expenditures were $8.5 million, compared to $20.2 million. Year to date capital expenditures were $13.7 million.

Balance Sheet Metrics: June 30, 2016 compared to December 31, 2015

  Cash remained strong at $22.2 million, compared to $36.0 million.
  Net debt was $163.8 million, compared to $161.7 million.

Non-GAAP Metrics: Second Quarter 2016 compared to Second Quarter 2015 and Year to Date June 30, 2016

  Adjusted EBITDA was $14.0 million, compared to $11.1 million. Year to date Adjusted EBITDA was $28.0 million.
  Free cash flow was ($5.0) million, compared to ($6.7) million. Year to date free cash flow was $4.1 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “We are pleased with our results for the quarter, which are aligned with our business plan. We remain committed to growing Adjusted EBITDA and free cash flow and reaffirm our guidance for 2016.”

2016 Guidance:

The company reaffirmed 2016 guidance as follows:

  Total Wireline Revenue of approximately $228 million
  Adjusted EBITDA of approximately $59 million
  Capital Expenditures of approximately $35 million
  Free Cash Flow of approximately $5 million

Conference Call

The Company will host a conference call and live webcast on Thursday, Aug. 4, 2016, at 3:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-481-2848 and enter pass code 410670. All other parties can access the call at 1-719-325-2219 and use the same code.

The live webcast of the conference call will be accessible from the “Events Calendar” section of the Company’s website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Sept. 3, 2016, at 6:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 7519974. All other parties can call 1-719-457-0820 and enter pass code 7519974.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and IT managed services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Free Cash Flow and Net Debt, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA and Free Cash Flow are non-GAAP measures and should not be considered a substitute for Net Income, Net Cash Provided (Used) By Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables at the end of this release or on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. We do not provide guidance for Net Income and Net Cash Provided (Used) By Operating Activities.

Forward-Looking Statements

This press release includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in the Company’s relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s SEC filings, including, but not limited to, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company’s SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Operating revenues:
Operating revenues, non-affiliates	$56,262	$55,665	$112,590	$120,876
Operating revenues, affiliates	-	-	-	575
Total operating revenues	56,262	55,665	112,590	121,451

Operating expenses:
Cost of services and sales, non-affiliates	25,543	30,078	51,671	56,383
Cost of services and sales, affiliates	-	-	-	4,961
Selling, general & administrative	17,586	22,611	34,926	50,595
Depreciation and amortization	8,640	8,075	17,160	17,016
Loss (gain) on disposal of assets, net	128	(724)	152	(39,386)
Earnings from equity method investments	-	-	-	(3,056)

Total operating expenses	51,897	60,040	103,909	86,513

Operating income (loss)	4,365	(4,375)	8,681	34,938

Other income and (expense):
Interest expense	(3,852)	(4,257)	(7,721)	(11,676)
Loss on extinguishment of debt	-	-	(336)	(2,628)
Interest income	6	17	11	42
Total other income and (expense)	(3,846)	(4,240)	(8,046)	(14,262)

Income before income tax (expense) benefit	519	(8,615)	635	20,676

Income tax (expense) benefit	(236)	3,755	(299)	(9,319)

Net income (loss)	283	(4,860)	336	11,357

Less net loss attributable to noncontrolling interest	(34)	(19)	(67)	(19)

Net income (loss) attributable to Alaska Communications	$317	$(4,841)	$403	$11,376

Basic	$0.01	$(0.10)	$0.01	$0.23
Diluted	$0.01	$(0.10)	$0.01	$0.22

Weighted average shares outstanding:
Basic	51,231	50,252	50,986	50,085
Diluted	52,138	50,252	52,006	51,082

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2016	2015

Current assets:
Cash and cash equivalents	$22,248	$36,001
Restricted cash	1,811	1,824
Accounts receivable, net of allowance of $1,215 and $1,693	23,348	25,225
Materials and supplies	4,984	4,674
Prepayments and other current assets	4,280	8,068
Total current assets	56,671	75,792

Property, plant and equipment	1,346,470	1,337,098
Less: accumulated depreciation and amortization	(979,952)	(967,776)
Property, plant and equipment, net	366,518	369,322

Deferred income taxes	16,063	16,660
Other assets	1,762	1,827
Total assets	$441,014	$463,601

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$4,018	$3,671
Accounts payable, accrued and other current liabilities	38,381	51,275
Advance billings and customer deposits	4,052	4,513
Total current liabilities	46,451	59,459

Long-term obligations, net of current portion	175,483	185,018
Other long-term liabilities, net of current portion	63,622	65,265
Total liabilities	285,556	309,742
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	513	505
Additional paid in capital	157,954	156,971
Accumulated deficit	(1,231)	(1,634)
Accumulated other comprehensive loss	(2,889)	(3,086)
Total Alaska Communications stockholders' equity	154,347	152,756
Noncontrolling interest	1,111	1,103
Total stockholders' equity	155,458	153,859

Total liabilities and stockholders' equity	$441,014	$463,601

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$283	$(4,860)	$336	$11,357
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	8,640	8,075	17,160	17,016
Gain on wireless sale	-	(1,421)	-	(41,140)
Loss on the disposal of assets, net	128	697	152	1,754
Unrealized gain on ineffective hedge	-	(275)	-	(542)
Amortization of debt issuance costs and debt discount	1,005	990	2,021	2,043
Amortization of ineffective hedge	-	10	-	1,970
Loss on extinguishment of debt	-	-	336	2,628
Amortization of deferred capacity revenue	(855)	(694)	(1,702)	(1,469)
Stock-based compensation	642	795	1,447	1,279
Deferred income tax expense (benefit)	228	(136)	495	(3,394)
Charge (benefit) for uncollectible accounts	209	(204)	77	1,319
Cash distribution from equity method investments	-	-	-	3,056
Earnings from equity method investments	-	-	-	(3,056)
Other non-cash expense, net	197	273	414	543
Income taxes payable (receivable)	8	(5,574)	(722)	8,038
Changes in operating assets and liabilities	(1,780)	(7,303)	(1,077)	(9,648)
Net cash provided (used) by operating activities	8,705	(9,627)	18,937	(8,246)

Cash Flows from Investing Activities:
Capital expenditures	(8,487)	(20,233)	(13,662)	(26,133)
Capitalized interest	(245)	(297)	(548)	(788)
Change in unsettled capital expenditures	(4,931)	5,117	(9,156)	674
Proceeds on wireless sale	-	1,680	-	278,068
Proceeds on sale of assets	-	3,126	2,663	3,126
Return of capital from equity investment	-	-	-	1,875
Net change in restricted cash	(86)	-	13	-
Net cash (used) provided by investing activities	(13,749)	(10,607)	(20,690)	256,822

Cash Flows from Financing Activities:
Repayments of long-term debt	(869)	(1,119)	(11,486)	(242,837)
Debt issuance costs	(7)	(15)	(44)	(1,042)
Cash paid for debt extinguishment	-	-	(150)	-
Cash paid in acquisition of business	-	-	-	(291)
Cash proceeds from non-controlling interest	75	250	75	250
Payment of withholding taxes on stock-based compensation	-	(3)	(472)	(402)
Excess tax (expense) benefit from share-based payments	-	(10)	(51)	733
Proceeds from issuance of common stock	128	135	128	135
Net cash used by financing activities	(673)	(762)	(12,000)	(243,454)

Change in cash and cash equivalents	(5,717)	(20,996)	(13,753)	5,122

Cash and cash equivalents, beginning of period	27,965	57,827	36,001	31,709

Cash and cash equivalents, end of period	$22,248	$36,831	$22,248	$36,831

Supplemental Cash Flow Data:
Interest paid	$4,562	$5,557	$6,359	$8,941
Income taxes paid, net	$-	$1,965	$577	$3,942

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net cash provided (used) by operating activities	$8,705	$(9,627)	$18,937	$(8,246)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	8,640	8,075	17,160	17,016
Gain on wireless sale	-	(1,421)	-	(41,140)
Loss on the disposal of assets, net	128	697	152	1,754
Unrealized gain on ineffective hedge	-	(275)	-	(542)
Amortization of debt issuance costs and debt discount	1,005	990	2,021	2,043
Amortization of ineffective hedge	-	10	-	1,970
Loss on extinguishment of debt	-	-	336	2,628
Amortization of deferred capacity revenue	(855)	(694)	(1,702)	(1,469)
Stock-based compensation	642	795	1,447	1,279
Deferred income tax expense (benefit)	228	(136)	495	(3,394)
Charge (benefit) for uncollectible accounts	209	(204)	77	1,319
Cash distribution from equity method investments	-	-	-	3,056
Earnings from equity method investments	-	-	-	(3,056)
Other non-cash expense, net	197	273	414	543
Income taxes payable (receivable)	8	(5,574)	(722)	8,038
Changes in operating assets and liabilities	(1,780)	(7,303)	(1,077)	(9,648)
Net income (loss)	$283	$(4,860)	$336	$11,357
Add (subtract):
Interest expense	3,852	4,257	7,721	11,676
Loss on extinguishment of debt	-	-	336	2,628
Interest income	(6)	(17)	(11)	(42)
Depreciation and amortization	8,640	8,075	17,160	17,016
Loss (gain) on disposal of assets, net	128	(724)	152	(39,386)
Earnings from equity method investments	-	-	-	(3,056)
AWN distributions received/receivable, net	-	-	-	765
Income tax (expense) benefit	236	(3,755)	299	9,319
Stock-based compensation	642	795	1,447	1,279
Long-term cash incentives	194	308	405	642
Pension adjustment	20	-	41	-
Net loss attributable to noncontrolling interest	34	19	67	19
Wireless sale transaction-related and wind down costs	-	6,962	-	11,308

Adjusted EBITDA	$14,023	$11,060	$27,953	$23,525

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals including the gain on the sale of our wireless operations, earnings from equity method investments, taxes, wireless transaction-related costs, loss attributable to noncontrolling interest, stock-based compensation, pension adjustments, and expenses under the company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Adjusted EBITDA	$14,023	$11,060	$27,953	$23,525

Less:
Capital expenditures excluding acquisition price of North Slope fiber network	(8,487)	(9,233)	(13,662)	(15,133)
Milestone billings for fiber build project for a carrier customer	-	-	-	2,500
Net capital expenditures	(8,487)	(9,233)	(13,662)	(12,633)

Purchase of North Slope fiber network
Acquisition price	-	(11,000)	-	(11,000)
(Paid) less: 50% due in 2016	(5,500)	5,500	(5,500)	5,500
Proceeds on sale of fiber to joint venture partner	-	2,650	2,650	2,650
Less: other cash proceeds	-	400	-	400
Net North Slope purchase	(5,500)	(2,450)	(2,850)	(2,450)

Amortization of GCI/AWN capacity revenue	(516)	(514)	(1,025)	(1,129)
Interest paid	(4,562)	(5,557)	(6,359)	(8,941)

Free cash flow*	$(5,042)	$(6,694)	$4,057	$(1,628)

* Quarterly FCF fluctuates and should not be viewed as an indicator of annual performance. While onetime events, seasonality of capital spend and the timing of interest payments may result in negative FCF in one or more quarters, we reaffirm our guidance for annual FCF.

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, net of cash received for a fiber build for a carrier customer, less cash interest expense, significant non-cash revenue associated with our interconnection agreement with AWN and GCI, and proceeds on sale of fiber to our joint venture partner.

Alaska Communications continues to have net operating losses and is not a significant taxpayer on ordinary income. Income taxes paid in 2015 and 2016 are related to the Wireless retail sale and are not included in free cash flow.

See Schedule 3 for Net cash provided (used) by operating activities, Net cash (used) provided by investing activities, and Net cash used by financing activities.

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH FROM CONTINUING OPERATIONS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Business and wholesale revenue
Business broadband	$14,392	$12,618	$28,572	$24,420
Business voice and other	7,022	7,240	14,112	14,175
Managed IT services	818	810	1,899	1,539
Equipment sales and installations	2,097	1,305	3,684	2,853
Wholesale broadband	7,791	6,984	15,389	13,600
Wholesale voice and other	1,743	2,216	3,758	4,566

Total business and wholesale revenue	33,863	31,173	67,414	61,153
Growth in business and wholesale	8.6%		10.2%
Consumer revenue
Broadband	6,234	6,621	12,376	13,259
Voice and other	3,259	3,519	6,641	7,126

Total consumer revenue	9,493	10,140	19,017	20,385

Total business, wholesale, and consumer revenue	43,356	41,313	86,431	81,538
Growth in business, wholesale and consumer revenue	4.9%		6.0%
Growth in broadband revenue	8.4%		9.9%

Regulatory revenue
Access	7,986	8,471	16,158	17,057
High cost support	4,920	4,920	10,001	9,841

Total regulatory revenue	12,906	13,391	26,159	26,898

Total wireline revenue	56,262	54,704	112,590	108,436
Growth in wireline revenue	2.8%		3.8%

Total wireless & AWN related revenue	-	961	-	13,015

Total revenue	$56,262	$55,665	$112,590	$121,451

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Voice:
Business access lines	75,646	76,302	78,544
Consumer access lines	35,600	36,567	40,888

Voice ARPU business	$23.79	$23.35	$23.53
Voice ARPU consumer	$28.61	$28.39	$26.73

Broadband:
Business connections (1)	15,347	15,189	15,781
Consumer connections	33,913	33,850	34,895

Broadband ARPU business (1)	$314.31	$309.36	$267.97
Broadband ARPU consumer	$60.91	$60.59	$61.28

Churn:
Business voice	1.0%	1.0%	0.8%
Consumer broadband	2.5%	2.2%	2.9%
Consumer voice	1.5%	1.6%	1.8%

(1)	How we calculate broadband connections has changed to exclude certain internal use circuits.
Historical amounts have been restated to reflect appropriate comparisons period over period.

		Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt and Net Debt
(Unaudited, In Thousands)

	June 30,	December 31,
	2016	2015
2015 senior secured credit facilities due 2018	$88,250	$89,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	(2,584)	(3,406)
6.25% convertible notes due 2018	94,000	104,000
Debt discount - 6.25% convertible notes due 2018	(3,240)	(4,641)
Debt issuance costs - 6.25% convertible notes due 2018	(685)	(1,010)
Capital leases and other long-term obligations	3,760	3,996
Total debt	179,501	188,689
Less current portion	(4,018)	(3,671)
Long-term obligations, net of current portion	$175,483	$185,018

Total debt	$179,501	$188,689
Plus debt discounts and debt issuance costs	6,509	9,057
Gross debt	186,010	197,746
Cash and cash equivalents	(22,248)	(36,001)
Net debt	$163,762	$161,745

CONTACT:
Alaska Communications Systems Group, Inc.
Investor Contact:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com